UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Zevra Therapeutics, Inc.

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All Three Leading Proxy Advisory Firms – ISS, Glass Lewis, and Egan-Jones – Recommend Zevra Stockholders Vote FOR the Company’s Director Nominees

ISS, Glass Lewis, and Egan-Jones Unanimously Conclude Mangless Has Not Made a Compelling Case for Change

Board and Management Urge Stockholders to Follow Proxy Advisors’ Recommendation and Vote “FOR” Wendy L. Dixon, Ph.D. and Tamara A. Favorito on the WHITE Proxy Card and “WITHHOLD” for Mangless Nominees

CELEBRATION, Fla., May 21, 2025 (GLOBE NEWSWIRE) – Zevra Therapeutics, Inc. (NasdaqGS: ZVRA) (“Zevra,” or the “Company”), a commercial-stage company focused on providing therapies to people living with rare disease, today announced that all three leading proxy advisory firms, Institutional Shareholder Services (“ISS”), Glass Lewis & Co. (“Glass Lewis”), and Egan-Jones Proxy Services (“Egan-Jones”) have recommended that stockholders vote “FOR” Wendy L. Dixon, Ph.D. and Tamara A. Favorito and “WITHHOLD” on dissident nominees Travis Mickle and Arthur Regan on the WHITE proxy card at the upcoming 2025 Annual Meeting of Stockholders, scheduled to be held on May 29, 2025 (the “Annual Meeting”).

In response to the positive recommendations from all three leading proxy advisors, the Zevra Board of Directors issued the following statement:

“We are pleased that all three leading proxy advisory firms – ISS, Glass Lewis, and Egan-Jones – unanimously endorsed Zevra’s current Board and strategic direction. These independent third-party recommendations validate our position that Mangless has failed to present a compelling case for change. Our Board and management team remain committed to serving our stockholders and continuing the significant value creation we’ve delivered under current leadership.”

All three proxy advisors concluded that Mangless (the “dissident”) has provided insufficient arguments to justify electing its nominees to the Board, and has failed to present a case for change.1

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ISS said, “…based on the limited information available in the public domain, the dissident has presented a case for change that would be insufficient for a minority position, let alone the majority position that is effectively being sought…”

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Glass Lewis acknowledged that Mangless failed to provide any clear strategy or explanation of what he intends to accomplish or how he proposes to increase stockholder value, noting, “While we consider the sum of available arguments already weighs meaningfully against the Dissident agenda, we believe it is worth stressing that Mr. Mangless has forwarded no meaningful alternate tack for Zevra. More pointedly, we identify no clear plan of action to improve Zevra’s operational efficacy and no concrete path to further increase shareholder value…”

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Egan-Jones stated that, “…given the positive momentum Zevra Therapeutics is experiencing in its strategic execution, electing the dissident nominees would be disruptive and could impede value creation.”

All three proxy advisors emphasized the significant and outsized total shareholder returns under Zevra’s current management team.

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Notably, ISS stated, “The company has meaningfully outperformed the broader biotech market over all periods of measurement, including McFarlane’s tenure as CEO. TSR outperformance was largely stimulated by the initial news reports of positive outcomes from Miplyffa, but the company has continued to outperform since then.”

•	Egan-Jones further highlighted that, “…the past two years have yielded exceptional returns that have outpaced both the total market (as represented by the VTI) and the S&P Biotech ETF (XBI).”

[1]	Permission to use quotes from the ISS report, the Glass Lewis report, and the Egan-Jones report was neither sought nor obtained.

All three proxy advisors agree that Mangless’ nominees are not the right nominees for Zevra’s Board.

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ISS, in fact, stated, “…it is unclear how the dissident nominees, which include the former CEO, would be able to contribute without disrupting the company’s positive momentum. In other words, the facts and circumstances in this specific case suggest that there is a compelling reason to support both management nominees.”

•	ISS added, “...the board’s concerns about having a former CEO on the board and potential disruption are valid.”

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Glass Lewis highlighted, “Mr. Regan has limited, dated, and unrelated public board service,” and that “publication of certain social media activity by Mr. Regan appears to suggest something of a blithe approach to compliance...”

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Egan-Jones questioned the relevant expertise of Mangless’ nominees, stating, “…we do not believe Mr. Regan’s background in proxy solicitation offers meaningful value in the context of Zevra’s boardroom.”

YOUR VOTE MATTERS:

VOTE THE WHITE PROXY CARD TODAY

Zevra’s Board of Directors urges stockholders to only use the WHITE proxy card to vote “FOR” the re-election of Wendy Dixon, Ph.D. and Tamara A. Favorito to the Company’s Board as Class I directors to hold office until the 2028 Annual Meeting of Stockholders.

If you receive a BLUE proxy card from Mr. Mangless, please disregard.

The Board strongly recommends that stockholders protect their investment in Zevra by casting their vote as soon as possible, regardless of plans to attend the Annual Meeting on May 29, 2025.

About Zevra Therapeutics, Inc.

Zevra Therapeutics, Inc. is a commercial-stage company combining science, data, and patient needs to create transformational therapies for rare diseases with limited or no treatment options. Our mission is to bring life-changing therapeutics to people living with rare diseases. With unique, data-driven development and commercialization strategies, the Company is overcoming complex drug development challenges to make new therapies available to the rare disease community.

Expanded access programs are made available by Zevra Therapeutics, Inc. and its affiliates and are subject to the Company’s Expanded Access Program (EAP) policy, as published on its website. Participation in these programs is subject to the laws and regulations of each jurisdiction under which each respective program is operated. Eligibility for participation in any such program is at the treating physician’s discretion.

For more information, please visit www.zevra.com or follow us on X and LinkedIn.

Cautionary Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s actions to enhance stockholder value, the Company’s plans with respect to director candidates nominated by stockholders; sale of the PRV and anticipated proceeds therefrom; our strategic, financial, operational, corporate governance, executive compensation, and product development objectives; and the timing of any of the foregoing. Forward-looking statements are based on information currently available to Zevra and its current plans or expectations. They are subject to several known and unknown uncertainties, risks, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These and other important factors are described in detail in the “Risk Factors” section of Zevra’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on March  12, 2025 and Zevra’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed on May 13, 2025, and Zevra’s other filings with the SEC. While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Although we believe the expectations reflected in such forward-looking statements are reasonable, we cannot assure that such expectations will prove correct. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this press release.

Additional Information and Where to Find It

Zevra has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for the 2025 Annual Meeting of Stockholders.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY ZEVRA, AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED BY ZEVRA WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Zevra free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Zevra are also available free of charge by accessing Zevra’s investor relations website at investors.zevra.com.

Participants in the Solicitation

Zevra, its directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Zevra. Information about Zevra’s executive officers and directors is available under the heading “Information about our Executive Officers and Directors” in Part I of Zevra’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 12, 2025 and under the headings “Proposal 1: Election of Directors,” “Executive Officers,” “Security Ownership of Certain Beneficial Owners and Management” and “Executive Compensation,” and “Director Compensation” in Zevra’s definitive proxy statement on Schedule 14A for its annual meeting of stockholders to be held in 2025, which was filed with the SEC on April 21, 2025. To the extent holdings of our directors and executive officers of Zevra securities reported in such definitive proxy statement change, such changes will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Copies of the documents are also available free of charge by accessing Zevra’s investor relations website at investors.zevra.com.

Contacts

For investor inquiries

Nichol Ochsner

+1 (732) 754-2545

nochsner@zevra.com

For media inquiries

FTI Consulting

Tanner Kaufman / Kyla MacLennan / Mike Gaudreau

zevratherapeutics@fticonsulting.com